Exhibit 99.1

Gramercy Property Trust and Chambers Street Properties Announce Closing of Merger

NEW YORK & PRINCETON, NJ, December 17, 2015 — Gramercy Property Trust Inc. (NYSE:GPT) (“Gramercy”) and Chambers Street Properties (NYSE:CSG) (“Chambers Street”) today announced the completion of their previously announced merger.  Gramercy’s stockholders and Chambers Street’s shareholders voted to approve the transaction at each company’s special meeting on December 15, 2015.

The transaction, which was first announced on July 1, 2015, creates the largest industrial and office net lease real estate investment trust, with an enterprise value of approximately $5.8 billion. The combined company will retain the Gramercy name and will continue to trade on the New York Stock Exchange under Gramercy’s current ticker symbol.

“Today marks the beginning of an exciting new chapter for our company,” said Mr. Gordon F. DuGan, Gramercy’s Chief Executive Officer. “We are excited to have found such an ideal partner for long-term growth, and we are confident that shareholders will benefit from Gramercy’s larger size and scale, increased financial flexibility, broader tenant diversification, and more efficient operating platform.”

Pursuant to the terms of this transaction, Gramercy stockholders will receive 3.1898 common shares of Chambers Street for each share of Gramercy common stock they own.

As previously announced, the combined company will be led by Gramercy’s existing management team, with Gordon F. DuGan as Chief Executive Officer, Benjamin P. Harris as President and Jon W. Clark as Chief Financial Officer.

Also as previously announced, the combined company will have a ten-person board, comprised of the following trustees: Charles E. Black (who will serve as non-executive Chairman of the Board), Allan J. Baum, Z. Jamie Behar, Gordon F. DuGan, Thomas D. Eckert, James L. Francis, Gregory F. Hughes, Jeffrey E. Kelter, James M. Orphanides, and Louis P. Salvatore.

About Gramercy Property Trust

Gramercy Property Trust Inc. is a leading global investor and asset manager of commercial real estate. The Company specializes in acquiring and managing single-tenant, net-leased industrial and office properties purchased through sale-leaseback transactions or directly from property developers and owners. The Company focuses on income producing properties leased to high quality tenants in major markets in the United States and Europe.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication regarding the transaction between Chambers Street and Gramercy, including any statements regarding the expected benefits and synergies of the transaction, future opportunities for the respective companies and products, and any other statements regarding Chambers Street and Gramercy’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are often, but not always, made through the use of words or phrases such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “predict,” “project,” “seek,” “would,” “could”, “potential,” “continue,” “ongoing,” “upside,” “increases,” and “potential,” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) changes in financial markets, interest rates and foreign currency exchange rates, (ii) increased or unanticipated competition for our properties, (iii) risks associated with acquisitions, (vi) maintenance of real estate investment trust (“REIT”) status, (iv) availability of financing and capital, (v) changes in demand for developed properties, (vi) risks associated with achieving expected revenue synergies or cost savings, (vii) national, international, regional and local economic climates, and (viii) those additional risks and factors discussed in reports filed with the SEC by Chambers Street and Gramercy from time to time, including those discussed under the heading “Risk Factors” in their respective most recently filed reports on Form 10-K and 10-Q.

Contacts:

Investors

Jon W. Clark, 212-297-1000

Chief Financial Officer

or

Media

Sard Verbinnen & Co

Hugh Burns/Brandy Bergman/Nathaniel Garnick, 212-687-8080